Exhibit 10.2

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

RARE EARTHS AMERICAS LTD.

RESTRICTED STOCK UNITS AGREEMENT

Rare Earths Americas Ltd. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and is in all respects subject to the terms and conditions of the Rare Earths Americas Ltd. 2025 Equity Incentive Plan (the “Plan”).

1. Definitions.

Capitalized terms have the meanings assigned by the Grant Notice or the Plan, unless otherwise defined herein or as follows:

1.1 “Change in Control” means a “Change in Control as defined by the Plan, provided that such Change in Control (a) is also a “change in control event” as described in Treasury Regulation Section 1.409A-3(i)(5)(i) and (b) is not an Initial Public Offering described in Section 1.2(b) below.

1.2 “Initial Public Offering” means either (a) the closing of the initial underwritten public offering of securities of the class of equity securities then subject to the Award pursuant to an effective registration statement filed under the Securities Act or (b) the closing of an acquisition of the Company by a special purpose acquisition company whose shares are publicly traded on a national stock exchange.

1.3 “Liquidity Event Date” means the date of satisfaction of the Liquidity Event Condition (as defined in the Grant Notice).

2. Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award are determined by the Board or its authorized designee as set forth in Section 3 of the Plan.

For Non-U.S. Participants

3. The Award.

3.1 Grant of Units. On the Date of Grant, the Participant will acquire, subject to the provisions of this Agreement, a number of Units equal to the Total Number of Units. Each Unit represents a right to receive one (1) Share on a date determined in accordance with the Grant Notice and this Agreement.

3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than to satisfy applicable tax withholding, if any, with respect to the issuance of Shares) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which will be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant will furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Units.

3.3 Termination of the Award. The Award will terminate upon the first to occur of (a) the date of termination of the Participant’s Service for Cause prior to the Vesting Date (as set forth in the Grant Notice), (b) the Expiration Date if the Liquidity Event Date has not yet occurred on or before the Expiration Date, (c) a Change in Control to the extent provided in Section 7, or (d) the final settlement of all Vested Units in accordance with Section 5.

4. Vesting of Units; Termination of Service.

4.1 Normal Vesting. Units acquired pursuant to this Agreement will become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service will include all service with any entity which is a member of the Participating Company Group at the time service is rendered, whether or not such entity is a member of the Participating Company Group both before and after such Ownership Change Event.

4.2 Effect of Termination of Service. The effect of the Participant’s termination of Service prior to the Vesting Date will be as follows:

(a) Termination of Service for Cause. If the Participant’s Service is terminated for Cause at any time prior to a Vesting Date, then all Units subject to the Award will be forfeited and automatically canceled immediately upon the Participant’s termination of Service, notwithstanding that the Participant may have satisfied the Service Condition with respect to all or a portion of the Units.

(b) Termination of Service for any Reason other than Cause before Liquidity Event Date. If the Participant’s Service terminates for any reason other than Cause prior to the Liquidity Event Date, then:

(i) all Units for which the Service Condition as set forth in the Grant Notice has not been satisfied as of the date of such termination of Service will be forfeited and automatically canceled immediately upon the Participant’s termination of Service; and

For Non-U.S. Participants

(ii) all Units for which the Service Condition as set forth in the Grant Notice has been satisfied as of the date of such termination of Service will not then be forfeited and automatically canceled, but instead will become Vested Units, if at all, upon the subsequent occurrence of the Liquidity Event Date prior to the Expiration Date.

(c) Effect of Termination of Service on or after Liquidity Event Date. If the Participant’s Service terminates for any reason on or after the Liquidity Event Date, then all Units that are not then Vested Units will be forfeited and automatically canceled immediately upon the Participant’s termination of Service.

5. Settlement of the Award.

5.1 Issuance of Shares. Subject to the provisions of Section 5.3, the Company will issue one (1) Share to the Participant on the Settlement Date for each Vested Unit to be settled on such date. Shares issued in settlement of Units will not be subject to any restriction on transfer other than any restriction required pursuant to Section 5.3, Section 6 or the Company’s Trading Compliance Policy.

5.2 Beneficial Ownership of Shares; Certificate Registration. The Participant authorizes the Company, in its sole discretion, to deposit Shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form. Furthermore, the Participant authorizes the Company, in its sole discretion, to deposit Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the Shares will be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares will be issued if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty as may be requested by the Company.

5.4 Fractional Shares. The Company will not be required to issue fractional shares upon the settlement of the Award.

5.5 [Shareholders Agreement. The Participant (and, if applicable, his or her heirs) will be required, at the time of acceptance of this Award and as a condition to the Award, to sign and deliver an adoption agreement or counterpart signature page to, and be bound by,

For Non-U.S. Participants

each Shareholders Agreement then in effect and any other agreement that the Company requires a holder of Shares to sign (to the extent such agreements exist and such Participant is not already a party to such agreements), in form and substance satisfactory to the Company. The Participant (and, if applicable, his or her heirs) acknowledges that a Shareholders Agreement or any such other agreement may restrict transfers of Shares. The obligation set forth in this Section will remain in effect with respect to any Shareholders Agreement until such Shareholders Agreement is terminated. In addition, to the extent any such Shareholders Agreement is amended, modified or otherwise replaced by a similar agreement, the obligation set forth herein will also apply to the modified, amended and/or replacement agreement.]1

6. Tax Withholding.

6.1 In General. The Participant acknowledges that, regardless of any action the Company or, if different, the employer or the Participating Company to which the Participant provides Service (together, the “Service Recipient”) takes with respect to any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with the Participant’s participation in the Plan and legally applicable to the Participant (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient, if any. The Participant further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including, but not limited to, the grant of the Units, the vesting of the Units, the delivery or sale of any Shares and the issuance of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant acknowledges and agrees that the Participant will not make any claim against the Company, or any of its officers, directors, employees or any Participating Company for Tax-Related Items arising from the Units. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares if the Participant fails to comply with their obligations in connection with the Tax-Related Items.

6.2 Withholding in or Directed Sale of Shares. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Board, the Company and/or the Service Recipient to satisfy all Tax-Related Items in respect of the Units, their settlement, or any payment or transfer of the Units or under the Plan. In this regard, the Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Participant to make a payment in a form acceptable to the Board or the Company; (ii) withholding from the Participant’s wages or other cash compensation paid to Shares acquired upon settlement of the Units either through a voluntary sale or through a mandatory sale

1 Note to Draft: Include only if there will be a shareholders agreement in place.

For Non-U.S. Participants

arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iv) withholding in Shares to be issued upon settlement of the Units; or (v) any other method of withholding determined by the Company and, to the extent required by applicable law or the Plan, approved by the Board.

6.3 Withholding Methods. The Company or the Service Recipient may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum rates, applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund from the Company or the Service Recipient of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If not refunded, the Participant may need to seek a refund from the responsible tax authority to the extent the Participant wishes to obtain a refund. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in a number of Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the exercised portion of the Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

7. Effect of Change in Control.

In the event of a Change in Control, the treatment of the Award will be governed by Section 10 of the Plan and any applicable provisions of the Grant Notice.

8. Right of First Refusal.

8.1 Grant of Right of First Refusal. Except as provided in Section 8.7 and Section 15, in the event the Participant, the Participant’s legal representative, or other holder of Shares acquired upon settlement of the Award proposes to sell, exchange, transfer, pledge, or otherwise dispose of any such Shares (the “Transfer Shares”) to any person or entity, including, without limitation, any shareholder of a Participating Company, the Company will have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section (the “Right of First Refusal”).

8.2 Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Participant must deliver written notice (the “Transfer Notice”) to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the “Proposed Transferee”) and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price will be deemed to be the Fair Market Value of the Transfer Shares, as determined by the Board in good faith. If the Participant proposes to transfer any Transfer Shares to more than one Proposed Transferee, the Participant must provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice must be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

For Non-U.S. Participants

8.3 Bona Fide Transfer. If the Company determines that the information provided by the Participant in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company will give the Participant written notice of the Participant’s failure to comply with the procedure described in this Section 8, and the Participant will have no right to transfer the Transfer Shares without first complying with the procedure described in this Section 8. The Participant will not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

8.4 Exercise of Right of First Refusal. If the Company determines the proposed transfer to be bona fide, the Company will have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Participant otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company’s exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice will not affect the Company’s right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Participant will consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company will have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. For purposes of the foregoing, cancellation of any indebtedness of the Participant to any Participating Company will be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled. Notwithstanding anything contained in this Section to the contrary, the period during which the Company may exercise the Right of First Refusal and consummate the purchase of the Transfer Shares from the Participant will terminate no sooner than the completion of a period of eight (8) months following the date on which the Participant acquired the Transfer Shares.

8.5 Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full (or to such lesser extent as the Company and the Participant otherwise agree) within the period specified in Section 8.4, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice or, if applicable, following the end of the period described in the last sentence of Section 8.4. The Company will have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares will be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent

For Non-U.S. Participants

proposed transfer by the Participant, will again be subject to the Right of First Refusal and will require compliance by the Participant with the procedure described in this Section.

8.6 Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, will be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee will receive and hold such Transfer Shares or interest therein subject to all of the terms and conditions of this Agreement, including this Section 8 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Shares will be void unless the provisions of this Section are met.

8.7 Transfers Not Subject to Right of First Refusal. The Right of First Refusal will not apply to any transfer or exchange of the Shares if (a) such Shares are transferred during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family in a manner permitted under Rule 701 under the Securities Act or (b) such Shares are transferred or exchanged in connection with an Ownership Change Event. Shares held by a transferee pursuant to clause (a) of this Section and any consideration received pursuant to a transfer or exchange pursuant to clause (b) of this Section that consists of stock of a Participating Company will in each such case remain subject to the Right of First Refusal unless the provisions of Section 8.9 result in a termination of the Right of First Refusal.

8.8 Assignment of Right of First Refusal. The Company will have the right to assign the Right of First Refusal at any time, whether or not there has been an attempted transfer, to one or more persons as may be selected by the Company.

8.9 Early Termination of Right of First Refusal. The other provisions of this Agreement notwithstanding, the Right of First Refusal will terminate and be of no further force and effect upon (a) the occurrence of a Change in Control, unless the Acquiror assumes the Company’s rights and obligations under this Agreement, or (b) the existence of a public market for the class of shares subject to the Right of First Refusal. A “public market” will exist if (i) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (ii) such stock is traded on the over‑the‑counter market and prices therefor are published daily on business days in a recognized financial journal.

9. Adjustments for Changes in Capital Structure.

The Award is subject to the adjustment as provided by Section 4.3 of the Plan.

10. Rights as a Shareholder.

10.1 In General. The Participant will have no rights as a shareholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

For Non-U.S. Participants

10.2 Waiver of Inspection Rights. The Participant acknowledges and understands that, but for the waiver made herein, the Participant would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purposes, and to make copies and extracts from, the Company’s stock ledger, a list of its shareholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law and similar rights under other applicable law (any and all such rights, and any and all such other rights of the Participant as may be provided for in Section 220 of the Delaware General Corporation Law and similar rights under other applicable law, the “Inspection Rights”). In light of the foregoing, until the first sale of Shares to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act, the Participant hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercisable or pursued directly or indirectly pursuant to Section 220 of the Delaware General Corporation Law or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of the Participant in the Participant’s capacity as a shareholder and will not affect any rights of a director, in his or her capacity as such, under Section 220 of the Delaware General Corporation Law. The foregoing waiver will not apply to any contractual inspection rights of the Participant under any written agreement with the Company.

11. Legends.

The Company may at any time place legends referencing the Right of First Refusal and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement. The Participant must, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but are not limited to, the following:

11.1 “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

11.2 “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR

For Non-U.S. Participants

SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.”

12. Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in nonqualified deferred compensation within the meaning of Section 409A will comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Board in good faith) to avoid the unfavorable tax consequences therein for non-compliance and the Award will be so construed. In connection with effecting such compliance with Section 409A, the following will apply:

12.1 Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) may be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation that is payable on account of the Participant’s separation from service may be paid to the Participant before the date (the “Delayed Payment Date”) that is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2 Other Changes in Time of Payment. Neither the Participant nor the Company may take any action to accelerate or delay the payment of any benefits under this Agreement in any manner that would not be in compliance with the Section 409A Regulations.

12.3 Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and shareholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4 Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the

For Non-U.S. Participants

application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13. Lock-Up Agreement.

The Participant hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant may not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time may not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering; or, upon the request of the Company or the underwriter, such longer period as necessary to permit compliance with FINRA Rule 2241 or any successor provisions or amendments thereto. The foregoing limitation will not apply to shares registered in the public offering under the Securities Act. The Participant hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

14. Restrictions on Transfer of Shares.

At any time prior to the existence of a public market for the Shares, the Board may prohibit the Participant and any transferee of such Participant from selling, transferring, assigning, pledging, or otherwise disposing of or encumbering any Shares acquired pursuant to the Award (each, a “Transfer”) without the prior written consent of the Board. The Board may withhold consent for any reason, including, without limitation, (i) if such Transfer increases the risk of the Company having a class of security held of record by such number of persons as would require the Company to register any class of securities under the Exchange Act; (ii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the Company in connection with the initial issuance of such shares or the issuance of any other securities; (iii) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, Internet site, or similar method of communication, including without limitation any trading portal or Internet site intended to facilitate secondary transfers of securities; (iv) if such Transfer is to be effected in a brokered transaction; (v) if such Transfer would be of less than all of the Shares then held by the shareholder and its affiliates or is to be made to more than a single transferee; or (vi) any Transfer to any individual or entity identified by the Company as a potential competitor or considered by the Company to be unfriendly. No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement, and any such attempted disposition will be void. The Company will not be required (a) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred. In order to enforce its rights under this Section, the Company will be authorized to give a stop transfer instruction with respect to the Shares to the Company’s transfer agent.

For Non-U.S. Participants

15. Nature of the Award.

In accepting the Units, the Participant acknowledges and agrees that:

15.1 Any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the Units; and the Participant’s right to vesting of Shares in settlement of the Units after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under local law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

15.2 The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

15.3 The grant of the Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted repeatedly in the past.

15.4 All decisions with respect to future Units grants, if any, will be at the sole discretion of the Company.

15.5 The Participant’s participation in the Plan shall not create a right to further Service with the Company or another Participating Company and shall not interfere with the ability of the Company or another Participating Company to terminate the Participant’s Service at any time, with or without cause, subject to applicable law.

15.6 The Participant is voluntarily participating in the Plan.

15.7 The Units are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

15.8 The Units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

15.9 In the event that the Participant is not an Employee of a Participating Company, the grant of Units will not be interpreted to form an employment contract or relationship with a Participating Company.

15.10 The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.

For Non-U.S. Participants

15.11 No claim or entitlement to compensation or damages arises from termination of the Units or diminution in value of the Units or Shares and the Participant irrevocably releases the Company and all Participating Companies from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

16. Data Privacy.

The following data privacy terms govern the grant of the Units under the Plan if the Participant resides outside the European Economic Area, the European Union, Switzerland, the United Kingdom, and Brazil:

16.1 Consent. The Participant voluntarily consents to the collection, processing, maintenance, use, disclosure, and transfer to the United States and other jurisdictions, in electronic or another form, of certain information about the Participant, including name, home address and telephone number, information necessary to process the Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all equity awards granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable Service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”) by and among the Company and any Participating Company for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan.

16.2 International Transfer of Data. The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than the Participant’s country. The Participant understands that if the Participant resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative in writing. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) to transfer the Participant’s Data for purposes of implementing, administering, and managing the Plan. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.

16.3 Retention of Data. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, including to maintain records regarding participation. The Participant understands that if the Participant resides in certain jurisdictions, to the extent required by applicable law, the Participant may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting the Units, in any case without cost, by contacting their local human resources representative in writing.

For Non-U.S. Participants

16.4 Consent Voluntary. The Participant understands that the Participant is providing these consents on a purely voluntary basis. If the Participant does not consent or later seeks to revoke their consent, the Participant’s engagement as a service provider with the Company or the Service Recipient will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company will not be able to grant the Units or other equity awards to the Participant under the Plan or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing consent may affect the Participant’s ability to participate in the Plan (including the right to retain the Units). The Participant understands that they may contact their local human resources representative for more information on the consequences of refusing to consent or withdrawing consent.

The following data privacy terms govern the grant of the Units under the Plan if the Participant resides in the European Economic Area, the European Union, Switzerland, the United Kingdom, or Brazil:

16.5 Data Collected and Purposes of Collection. The Participant understands that the Company, acting as the controller, as well as any other Participating Company, will process, to the extent permissible under applicable laws, certain personal information about him or her, including name, home address and telephone number, information necessary to process the Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, engagement location, details of all Units granted, canceled, vested, unvested or outstanding in his or her favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”). The Data is collected from the Participant, and from the Company and any Participating Company, for the purpose of implementing, administering, and managing the Plan pursuant to its terms. The legal basis (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan pursuant to this Agreement between the Participant and the Company, and in the Company’s legitimate interests to comply with applicable non-EU laws when performing, administering and managing the Plan, subject to his or her interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations hereunder. If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

16.6 Transfers and Retention of Data. The Participant understands that the Data will be transferred to and among the Company and any Participating Company, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above, which are necessary to allow the Company to perform this Agreement. The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where the Company and any Participating Company or its service providers have operations. The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Company or any Participating Company makes transfers of Data outside of the European Economic Area,

For Non-U.S. Participants

those transfers will be made solely to the extent necessary to perform this Agreement and take necessary actions in connection with such performance. In addition, service providers may commit to provide adequate safeguards for the transferred Data, such as standard contractual clauses approved by the European Commission. In that case, the Participant may obtain details of the transfers by contacting their local human resources representative.

16.7 Participant’s Rights in Respect of Data. The Participant has the right to access his or her Data being processed by the Company or any Participating Company as well as understand why the Company or any Participating Company is processing such Data. Additionally, subject to applicable laws, the Participant is entitled to have any inadequate, incomplete, or incorrect Data corrected (that is, rectified). Further, subject to applicable laws, and under certain circumstances, the Participant may be entitled to the following rights in regard to his or her Data: (i) to object to the processing of Data; (ii) to have his or her Data erased, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of his or her Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased); and (iv) to port a copy of the Data provided pursuant to this Agreement or generated by him or her, in a common machine-readable format. To exercise his or her rights, the Participant may contact the applicable human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

17. Miscellaneous Provisions.

17.1 Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award will be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

17.2 Captions. Captions and titles contained herein are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular includes the plural and the plural includes the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

17.4 Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

For Non-U.S. Participants

17.5 Delivery of Documents and Notices. Any document relating to participation in the Plan, or any notice required or permitted hereunder must be given in writing and will be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s shareholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

(b) Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 17.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 17.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature will have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 17.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. The Participant acknowledges that the foregoing online or electronic participation in the Plan shall have the same force and effect as documentation executed in hardcopy written form. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 17.5(a).

17.6 Entire Agreement. The Grant Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior or contemporaneous agreements, understandings, restrictions, representations, or warranties

For Non-U.S. Participants

among the Participant and the Participating Company Group with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest (other than as permitted by the Plan) except by means of a writing signed by the Company and Participant. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan will survive any settlement of the Award and will remain in full force and effect.

17.7 Applicable Law. This Agreement will be governed by the laws of [the Cayman Islands] as such laws are applied to agreements between [Cayman Islands] residents entered into and to be performed entirely within [the Cayman Islands].2

17.8 Counterparts. The Grant Notice may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

17.9 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations or assessments regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

17.10 Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable laws or facilitate the administration of the Plan. The Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, the Participant acknowledges that the laws of the country in which the Participant is working at the time of grant, vesting of the Units or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill.

17.11 Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the Participant’s country, which may affect the Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., the Units) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Neither

2 Note to Draft: Cayman Islands counsel to confirm applicable law.

For Non-U.S. Participants

the Company nor any Participating Company will be responsible for such restrictions or liable for the failure on the Participant’s part to know and abide by such restrictions. The Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

17.12 Foreign Asset/Account and Tax Reporting. There may be certain foreign tax, asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations, and is advised to speak to a personal advisor on this matter.

17.13 Language. The Participant acknowledges that the Participant is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Participant to understand the provisions of this Agreement and the Plan. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

17.14 Country Specific Appendix. Notwithstanding any provisions in this Agreement, the Units grant shall be subject to any special terms and conditions set forth below which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the listed below, the specific terms and conditions applicable to such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan.

COUNTRY-SPECIFIC APPENDIX TO

RARE EARTHS AMERICAS LTD.

RESTRICTED STOCK UNITS AGREEMENT

This Appendix includes additional notifications, terms, and conditions that govern the Units granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or this Agreement.

The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Units vest under the Plan.

For Non-U.S. Participants

The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment or engagement after the grant of the Units, or is considered a resident of another country for applicable laws purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

AUSTRALIA

Notifications

Securities Law Information. The offering and resale of the Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer. Neither this document nor any other materials relating to the Units constitute a prospectus, product disclosure statement, offer information statement or other disclosure documents under Australian law, including the Corporations Act 2001 (Cth).

No Advice or Recommendation. This Agreement is not intended to provide the sole or principal basis of any investment or credit decision or any other risk evaluation. The information contained in this Agreement is not a recommendation by the Company or any other person that subscribes for Shares in the Company. Each Participant must conduct his or her own investigations and analysis of the operations and prospects of the Company that it considers necessary or desirable and should determine for itself its interest in acquiring Shares in the Company on the basis of such independent assessment and investigation.

Terms and Conditions

Settlement of RSUs. Notwithstanding any discretion contained in the Plan, the grant of Units does not provide any right for the Participant to receive a cash payment. Units are payable only in Shares.

Foreign Asset Reporting. The Participant is required to report any cash or share accounts held in a foreign institution where the value of the asset is more than AUD 50,000. The information must be submitted to the Australian Taxation Office (on Form Annual Income Tax Return) by October 31. The threshold applies at any time during the tax year. The deadline may be extended if filing through a registered tax agent.

Offer of Units. The Board, in its absolute discretion, may make a written offer to an eligible person who is an Australian resident (each such offeree being referred to in this Appendix as a “Participant”) it chooses to accept an award of Units.

The offer shall specify the maximum number of Shares subject to an award of Units which the Participant may accept, the Date of Grant, the Expiration Date, the vesting conditions (if any), any applicable holding period and any disposal restrictions attaching to the Award or the resultant Shares (all of which may be set by the Board in its absolute discretion).

For Non-U.S. Participants

The offer is intended to receive tax-deferred treatment under Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth). The conditions to receive such treatment are contained in this Appendix.

The offer shall be accompanied by an acceptance form and a copy of the Plan and this Appendix or, alternatively, details on how the Participant may obtain a copy of the Plan and this Appendix.

Grant of Units. If Participant validly accepts the Board’s offer of an award of Units, the Board must grant the Participant an award for the number of Shares for which the award was accepted. However, the Board must not do so if the Participant has ceased to be an eligible person at the date when the award is to be granted or the Company is otherwise prohibited from doing so under the Corporations Act 2001(Cth) (the “Corporations Act”) without a disclosure document, product disclosure statement or similar document.

The Company must provide an Agreement in respect of the award granted to the Participant to be executed by the Participant as soon as practicable after the Date of Grant.

Awards granted to the Participants under this Appendix that are Units must not have an Expiration Date exceeding fifteen (15) years from the Date of Grant.

Tax-Deferred Treatment.

Ordinary shares. Awards issued to a Participant under this Appendix must relate to ordinary shares. For the purpose of this Appendix, ordinary shares shall be defined in accordance with its ordinary meaning under Australian law.

Predominant business of the Company. Awards must not be issued to the Participants where those awards relate to Units or Shares in a company that has a predominant business of the acquisition, sale or holding of shares, securities or other investments.

Real risk of forfeiture. Awards that are Units issued to a Participant under this Appendix must have a real risk of forfeiture, the vesting conditions by which this risk is achieved are to be determined by the Board in its absolute discretion.

10% limit on shareholding and voting power. Immediately after the Participant acquires the awards, the Participant must not: (i) hold a beneficial interest in more than 10% of the shares in the Company; or (ii) be in a position to cast, or control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company. For the purposes of these thresholds, awards that are Units are treated as if they have vested and have been converted into Shares.

For Non-U.S. Participants

BRAZIL

Terms and Conditions

Acknowledgements. The following provisions supplement Section 15 of the Agreement.

By accepting these Units, the Participant acknowledges, understands and agrees that (i) the Participant is making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to the Participant.

Compliance with Law. By accepting these Units, the Participant acknowledges, understands and agrees to comply with applicable Brazilian laws and to pay any and all applicable Tax-Related Items associated with the acquisition of the Shares, the receipt of any dividends, and the sale of Shares acquired under the Plan.

Notifications

Exchange Control Notification. If the Participant is a resident or is domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside Brazil, including any Shares acquired under the Plan, to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds a certain legally designated amount. The assets and rights that must be reported include Shares and may include the Units.

Tax on Financial Transaction. If the Participant repatriates the proceeds from the sale of Shares or receipt of any cash dividends and converts the funds into local currency, the Participant may be subject to the Tax on Financial Transactions. It is the Participant’s responsibility to pay any applicable Tax on Financial Transactions arising from participation in the Plan. The Participant should consult with a personal tax advisor for additional details.

CANADA

Terms and Conditions

Termination of Service. Notwithstanding any provision of the Plan or this Agreement, the following provision shall apply to Participants employed in Canada on the date on which notification of termination (for any reason, with or without cause) or resignation from Service is delivered:

For purposes of this Agreement, the Participant’s termination date shall mean the later of (i) the date upon which the Participant ceases to perform Services for the Company or Participating Company following the provision of such notification of termination or resignation from Service and (ii) the end of any minimum period of notice of termination (if any) required by applicable employment or labor standards legislation. For clarity, unless otherwise expressly provided in this Agreement or determined by the Comapany, no Units will vest under the Plan following the Participant’s termination date, and the termination date will not be extended by any period of deemed notice of termination under contract or at common or civil law in respect of which the Participant may receive pay in lieu of notice of termination or damages in lieu of such notice. The Participant will

For Non-U.S. Participants

not be entitled to any further payments in respect of the value of any Units that have not yet vested as of the Participant’s termination date and no Units nor any pro-rated portion thereof shall be included in any entitlement to any pay in lieu of notice of termination or damages in lieu of such notice. Subject to any applicable statutory notice period, the Board shall have the exclusive discretion to determine when the Participant is no longer actively providing Services for purposes of the grant of Units.

Share Settlement of Units. Notwithstanding any discretion contained in the Plan, the grant of Units does not provide any right for the Participant to receive a cash payment. Units are payable only in Shares.

Nature of Grant. The following provision replaces Section 15.1 of the Agreement:

In the event of the Participant’s termination (whether or not in breach of local labor laws), the Participant’s right to vest in the Units under the Plan, if any, will be considered terminated as of the earliest of: (a) the date that the Participant’s employment or service relationship with the Company and Participating Companies is terminated; (b) the date that the Participant receives notice of termination of the Participant’s employment or service relationship with the Company or any Participating Company, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where Participant is employed or providing Services or the terms of the Participant’s employment agreement, if any; and (c) the date that the Participant is no longer actively providing Services to the Company or any Participating Company; the Board shall have the exclusive discretion to determine when the Participant is no longer actively in Service for purposes of the Units (including whether the Participant may still be considered to be providing Services while on a leave of absence).

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue. Les parties reconnaissent avoir expressement souhaité que la convention «Agreement » ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements Section 16 of the Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Participating Company, the Board, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.

For Non-U.S. Participants

Notifications

Securities Law Notification. The sale or other disposal of the Shares acquired at settlement of the Units may not take place within Canada. The Participant should consult his or her personal legal advisor prior to selling Shares.

Foreign Asset / Account Reporting Notification. Foreign property, including Shares and rights to receive Shares (e.g., Units), must be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, Units must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because of other foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are also owned, this ACB may have to be averaged with the ACB of the other Shares. The Participant should consult his or her personal tax advisor to ensure compliance with applicable reporting obligations.

SWEDEN

Notifications

Securities Disclosure. The grant of the Units is exempt or excluded from the requirement to publish a prospectus under current securities rules as implemented in Sweden.

Terms and Conditions

Exchange Control. The Participant understands and agrees that foreign and local banks or financial institutions (including brokers) engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding a certain amount to The National Tax Board, which receives the information on behalf of the Swedish Central Bank (Sw.Riksbanken). This requirement may apply even if the Participant has a brokerage account with a foreign broker.

Taxes. The following provision supplements Section 6 of this Agreement:

Without limiting the Company’s authority to satisfy its withholding obligations for Tax-Related Items as set forth in Section 6 of the Agreement, in accepting the grant of Units, Participant authorizes the Company to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company has an obligation to withhold such Tax-Related Items.

For Non-U.S. Participants

UNITED ARAB EMIRATES

Terms and Conditions

Nature of Grant. The following provision supplements Section 15 of the Agreement:

The Participant acknowledges that the Units and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the Units and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts which may be payable.

Notifications

Securities Law Information. This statement, the Agreement, the Plan and any other documents the Participant may receive in connection with the Units are intended for distribution to select service providers of the Company or Participating Company only, and must not be delivered to, or relied on, by any other person.

The Units to which the Agreement relates are granted under the Plan to select service providers of the Company or Participating Company only and are intended to provide them with an incentive to contribute to the success of the Company.

The Ministry of Economy, Dubai Department of Economic Development, Emirates Securities and Commodities Authority and Central Bank do not have any responsibility for reviewing or verifying any documents in connection with this statement, the Plan or the Agreement, nor have they reviewed, verified or approved this statement, the Plan, the Agreement or any of the information set forth therein.

Any securities (i.e., Shares) acquired under the Plan may be subject to restrictions on their resale. Prospective acquirors of the securities offered should conduct their own due diligence with respect to the securities. If the Participant does not understand the contents of this statement, the Plan or the Agreement, he or she should consult an authorized financial advisor.

UNITED KINGDOM (“UK”)

Terms and Conditions

Settlement of Units. Notwithstanding any discretion contained in the Plan, the grant of Units does not provide any right for the Participant to receive a cash payment. Units are payable only in Shares.

Responsibility for Taxes. The following provision supplements Section 6 of the Agreement:

Without limitation to Section 6 of the Agreement, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Participating Company or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Participating

For Non-U.S. Participants

Company against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on the Participant’s behalf (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant understands that he or she may not be able to indemnify the Company for the amount of Tax-Related Items not collected from or paid by the Participant, in case the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant understands that he or she is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Participating Company (as applicable) the amount of any NICS due on this additional benefit, which may also be recovered from the Participant by any of the means referred to in Section 6 of the Agreement.

Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences as a result of his or her acquisition, holding, or disposition of the Shares. The Participant represents that he or she will consult with any tax advisors that the Participant deems appropriate in connection with the acquisition, holding, or disposition of the Shares and that the Participant is not relying on the Company or any Participating Company for any tax advice.

[Section 431 Election. As a condition of participation in the Plan and the vesting of the Units, the Participant agrees to enter into, jointly with the Company or Participating Company, the joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that the Participant will not revoke such election at any time. This election will be to treat the Shares as if they were not restricted securities (for U.K. tax purposes only). The Participant must enter into the form of election concurrent with accepting the Agreement, or at such subsequent time as may be designated by the Company.]

[Joint Election. As a condition of participation in the Plan, the Participant agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Participating Company (or any successor to the Company or the Participating Company) in connection with the Units and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Participating Company using any of the methods described in the Plan or in Section 6 of the Agreement.

Without prejudice to the foregoing, the Participant agrees to execute the form of joint election with the Company and/or the Participating Company (a “Joint Election”), which has been approved by HMRC and is attached to this Appendix, concurrent with accepting the Agreement or at such subsequent time as may be designated by the Company, and any other consent or elections required by the Company or the Participating Company in respect of the Employer NICs liability. The Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Participating Company for the purpose of continuing the effectiveness of the Participant’s Joint Election.]

For Non-U.S. Participants

Notifications

Units Not UK Tax-Qualified. The Units granted under the Agreement are not intended to qualify for tax beneficial or preferred treatment under UK rules and regulations.

Securities Disclaimer. The grant of the Award is exempt from the requirement to publish a prospectus under current securities rules as implemented in the UK. Neither the Agreement, nor this Appendix, is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan. The Plan and the Units are exclusively available in the UK to bona fide Employees and former Employees and any other UK Participating Company.

Prohibition Against Insider Dealing. The Participant should be aware of the UK's insider dealing rules under the Criminal Justice Act 1993, which may affect transactions under the Plan such as the acquisition or sale of Shares acquired under the Plan, if the Participant has inside information regarding the Company. If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consults with a legal advisor. The Company cannot be held liable if the Participant violates the UK's insider dealing rules. Participant is responsible for ensuring his or her compliance with these ru.les.